 kpmg

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Enterra Energy Corp.,
as Administrators of Enterra Energy Trust

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2006, included in the annual report on Form 40-F of Enterra Energy Trust for the year ended December 31, 2005.

Chartered Accountants

Calgary, Canada

September 20, 2006

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative